SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                  July 1, 1997
                Date of Report (Date of earliest event reported)



                                 TELIDENT, INC.
             (Exact name of registrant as specified in its charter)


Minnesota                           0-20887                      41-1533060
(State or other              (Commission File No.)         (IRS Employer ID No.)
jurisdiction of
incorporation)


          One Main Street S.E., Suite 85, Minneapolis, Minnesota 55414
                    (Address of principal executive offices)


                                 (612) 623-0911
              (Registrant's telephone number, including area code)




ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         (a)(1)   Previous independent accountant

                  (i) On July 1, 1997, Telident, Inc. (the "Registrant") dismissed McGladrey & Pullen, LLP as its independent accountant.

                  (ii) Except for an explanatory paragraph with respect to substantial doubt about the Registrant's ability to continue as a going concern and management's plans described in Note 1 to the Registrant's consolidated financial statements as of and for the years ended June 30, 1994 and 1995, the reports of McGladrey & Pullen, LLP on the financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

                  (iii) The Registrant's Audit Committee and Board of Directors participated in and approved the decision to change independent accountant.

                  (iv) In connection with its audits for the two most recent fiscal years and through July 7, 1997, there have been no disagreements with McGladrey & Pullen, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of McGladrey & Pullen, LLP would have caused it to make reference thereto in its report on the financial statements for such years.

         (a)(2)   New independent accountant

                  (i) The Registrant has not yet engaged a new independent accountant.

         (a)(3) The Registrant requested that McGladrey & Pullen, LLP furnish it with a letter addressed to the Commission stating whether or not it agrees with the above statements. Attached hereto as
                  Exhibit 16 is a copy of the letter of McGladrey & Pullen, LLP to the Commission dated July 9, 1997.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
         AND EXHIBITS.

         (a)      Exhibits

                  16. Letter of McGladrey & Pullen, LLP to the Securities and Exchange Commission dated July 9, 1997.




                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  July 8, 1997.                     By: /s/ W. Edward McConaghay
                                         Name:  W. Edward McConaghay
                                         Title: Chief Executive Officer




                                  EXHIBIT INDEX

Exhibit
Number                          Description of Exhibit
------                          ----------------------

16 Letter of McGladrey & Pullen, LLP addressed to the Securities and Exchange Commission dated July 9, 1997, regarding a change in certifying accountant.